UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2019

Acorda Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31938	13-3831168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Saw Mill River Road, Ardsley, NY	10502
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (914) 347-4300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.001)	ACOR	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Private Exchange of Convertible Notes

On December 24, 2019, Acorda Therapeutics, Inc. (the “Company”) completed the private exchange of $276.0 million aggregate principal amount of its outstanding 1.75% Convertible Senior Notes due 2021 (the “Existing Convertible Notes”) for a combination of newly issued 6.00% Convertible Senior Secured Notes due 2024 (the “New Convertible Secured Notes”) and cash. For each $1,000 principal amount of exchanged Existing Convertible Notes, the Company issued $750 principal amount of New Convertible Secured Notes and made a cash payment of $200 (the “Exchange”). In the aggregate, the Company issued approximately $207.0 million aggregate principal amount of New Convertible Secured Notes and paid approximate $55.2 million in cash to participating holders. The Exchange was conducted with a limited number of institutional holders of the Existing Convertible Notes pursuant to Exchange Agreements dated as of December 20, 2019 (each, an “Exchange Agreement”).

The New Convertible Secured Notes were issued pursuant to an Indenture, dated as of December 23, 2019, among the Company, its wholly owned subsidiary, Civitas Therapeutics, Inc. (along with any domestic subsidiaries acquired or formed after the date of issuance, the “Guarantors”), and Wilmington Trust, National Association, as trustee and collateral agent (the “Indenture”). The New Convertible Secured Notes are senior obligations of the Company and the Guarantors, secured by a first priority security interest in substantially all of the assets of the Company and the Guarantors, subject to certain exceptions described in the Security Agreement, dated as of December 23, 2019, between the grantors party thereto and Wilmington Trust, National Association, as collateral agent (the “Security Agreement”).

The New Convertible Secured Notes will mature on December 1, 2024 unless earlier converted in accordance with their terms prior to such date. Interest on the New Convertible Secured Notes will be payable semi-annually in arrears at a rate of 6.00% per annum on each June 1 and December 1, beginning on June 1, 2020. The Company may elect to pay interest in cash or shares of the Company’s common stock, subject to the satisfaction of certain conditions. If the Company elects to pay interest in shares of common stock, such common stock will have a per share value equal to 95% of the daily volume-weighted average price for the 10 trading days ending on and including the trading day immediately preceding the relevant interest payment date.

The New Convertible Secured Notes will be convertible at the option of the holder into shares of common stock of the Company at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date. The initial conversion rate for the New Convertible Secured Notes is 285.7142 shares of the Company’s common stock per $1,000 principal amount of New Convertible Secured Notes, which is equivalent to an initial conversion price of approximately $3.50 per share of common stock, representing a premium of approximately 97% above the closing stock price of $1.78 on December 20, 2019. The conversion rate is subject to adjustment in certain circumstances as described in the Indenture.

The Company may elect to settle conversions of the New Convertible Secured Notes in cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock. Holders who convert their New Convertible Secured Notes prior to June 1, 2023 (other than in connection with a make-whole fundamental change) will also be entitled to an interest make-whole payment equal to the sum of all regularly scheduled stated interest payments, if any, due on such New Convertible Secured Notes on each interest payment date occurring after the conversion date for such conversion and on or before June 1, 2023. In addition, the Company will have the right to cause all New Convertible Secured Notes then outstanding to be converted automatically if the volume-weighted average price per share of the Company’s common stock equals or exceeds 130% of the conversion price for a specified period of time and certain other conditions are satisfied.

Holders of the New Convertible Secured Notes will have the right, at their option, to require the Company to purchase their New Convertible Secured Notes if a fundamental change (as defined in the Indenture) occurs, in each case, at a repurchase price equal to 100% of the principal amount of the New Convertible Secured Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

Notwithstanding the foregoing, the Company’s ability to settle conversions and make interest payments using shares of its common stock is subject to certain limitations set forth in the Indenture until the time, if any, that the Company’s stockholders have approved (i) the issuance of more than 19.99% of the Company’s outstanding shares in accordance with Nasdaq listing standards and (ii) an amendment to the Company’s certificate of incorporation to increase the number of authorized shares. The Company intends to seek stockholder approval of these matters at its 2020 Annual Meeting of Stockholders.

Subject to a number of exceptions and qualifications, the Indenture restricts the ability of the Company and certain of its subsidiaries to, among other things, (i) pay dividends or make other payments or distributions on their capital stock, or purchase, redeem, defease or otherwise acquire or retire for value any capital stock, (ii) make certain investments, (iii) incur indebtedness or issue preferred stock, other than certain forms of permitted debt, which includes, among other items, indebtedness incurred to refinance the Existing Convertible Notes, (iv) create liens on their assets, (v) sell their assets, (vi) enter into certain transactions with affiliates or (vii) merge, consolidate or sell of all or substantially all of their assets. The Indenture also requires the Company to make an offer to repurchase the New Convertible Secured Notes upon the occurrence of certain asset sales.

The Indenture provides that a number of events will constitute an event of default, including, among other things, (i) a failure to pay interest for 30 days, (ii) failure to pay the New Convertible Secured Notes when due at maturity, upon any required repurchase, upon declaration of acceleration or otherwise, (iii) failure to convert the New Convertible Secured Notes in accordance with the Indenture and the failure continues for five business days, (iv) not issuing certain notices required by the Indenture within a timely manner, (v) failure to comply with the other covenants or agreements in the Indenture for 60 days following the receipt of a notice of non-compliance, (vi) a default or other failure by the Company to make required payments under other indebtedness of the Company or certain subsidiaries having an outstanding principal amount of $30.0 million or more, (vii) failure by the Company or certain subsidiaries to pay final judgments aggregating in excess of $30.0 million, (viii) certain events of bankruptcy or insolvency and (ix) the commercial launch in the United States of a product determined by the United States Food and Drug Administration to be bioequivalent to INBRIJA. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding New Convertible Secured Notes will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding New Convertible Notes may declare all the notes to be due and payable immediately.

The Existing Convertible Notes received by the Company in the Exchange have been cancelled in accordance with their terms. Accordingly, upon completion of the Exchange, $69.0 million of Existing Convertible Notes remain outstanding.

The foregoing descriptions of the Indenture, the New Convertible Secured Notes, the Exchange Agreement and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to such documents, which are filed as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Registration Rights Agreement

On December 20, 2019, the Company also entered into a Registration Rights Agreement, with the holders participating in the Exchange (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company agreed to file a registration statement within 30 days following the issuance of the New Convertible Secured Notes to register the resale of the shares of common stock issuable with respect to the New Convertible Secured Notes and to use reasonable best efforts to cause the registration to become effective and to thereafter maintain the effectiveness of the registration statement. The Company would be required to pay additional interest on the New Convertible Secured Notes at an annual rate of 0.50% during the occurrence and continuance of certain defaults as specified in the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the Exchange, the issuance of the New Convertible Secured Notes and the Company’s obligations under the Indenture, the New Convertible Senior Notes and the Security Agreement is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

As described in Item 1.01 of this Current Report on Form 8-K, the Company issued $207.0 million aggregate principal amount of New Convertible Secured Notes and paid $55.2 million in cash in exchange for $276.0 million of Existing Convertible Notes. The Exchange was conducted with a limited number of institutional holders of the Existing Convertible Notes in reliance on the exemption from registration provided by
Section 4(a)(2) of the Securities Act and was completed on December 24, 2019.

Additional information pertaining to the New Convertible Secured Notes is contained in Item 1.01 and is incorporated herein by reference.

Item 8.01	Other Events.

On December 23, 2019, the Company issued a press release announcing that it had entered into the Exchange Agreement, as described in Item 1.01. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference. On December 26, 2019, the Company issued a press release announcing completion of the Exchange, as described in Item 1.01. A copy of the press release is attached to this Current Report as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of December 23, 2019, among the Company, the guarantors party thereto, and Wilmington Trust, National Association, as trustee and collateral agent.

4.2	Form of 6.00% Convertible Senior Secured Notes due 2024 (included in Exhibit 4.1).

10.1	Form of Exchange Agent Agreement, dated as of December 20, 2019, among the Company, the guarantors party thereto, and the holder named therein.

10.2	Security Agreement, dated as of December 23, 2019, from the grantors named therein to Wilmington Trust, National Association, as collateral agent.

10.3	Registration Rights Agreement, dated as of December 20, 2019, among the Company and the investors party thereto.

99.1	Press Release dated December 23, 2019.

99.2	Press Release dated December 26, 2019.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

December 26, 2019	By:	/s/ David Lawrence
	Name:	David Lawrence
	Title:	Chief, Business Operations and Principal Accounting Officer